Question 77 H.  Changes in control of Registrant


Series 2 - SunAmerica Focused Growth and Income Portfolio

During the period ended April 30, 2009, the SunAmerica
Focused Equity Strategy Portfolio, a series of the registrant (the "Acquiring Portfolio"), sold shares of the SunAmerica Focused Growth and Income Portfolio, which is also a series of the registrant (the "Acquired
Portfolio"), through a series of transactions. As of October 31, 2008, the Acquiring Portfolio owned approximately 30.4% of the Acquired Portfolio. As of April 30, 2009, the Acquiring Portfolio owned approximately 6.0% of the Acquired Portfolio.


Series 7 - SunAmerica Focused Large-Cap Value Portfolio

During the period ended April 30, 2009, the SunAmerica
Focused Multi-Asset Strategy Portfolio, a series of the registrant (the "Acquiring Portfolio"), acquired shares of the SunAmerica Focused Large-Cap Value Portfolio, which is also a series of the registrant (the "Acquired
Portfolio"), through a series of transactions. As of October 31, 2008, the Acquiring Portfolio owned approximately 21.2% of the Acquired Portfolio. As of April 30, 2009, the Acquiring Portfolio owned approximately 27.0% of the Acquired Portfolio.


Series 11 - SunAmerica Focused Technology Portfolio

During the period ended April 30, 2009, the SunAmerica
Focused Multi-Asset Strategy Portfolio, a series of the registrant (the "Acquiring Portfolio"), initially acquired shares of the SunAmerica Technology Portfolio, which is also a series of the registrant (the "Acquired
Portfolio"), through a series of transactions. As of April 30, 2009, the Acquiring Portfolio owned approximately 31.9% of the Acquired Portfolio.


Series 12 - SunAmerica Focused Small-Cap Growth Portfolio

During the period ended April 30, 2009, the SunAmerica
Focused Multi-Asset Strategy Portfolio, a series of the registrant (the "Acquiring Portfolio"), sold shares of the SunAmerica Focused Small-Cap Growth Portfolio, which is also a series of the registrant (the "Acquired
Portfolio"), through a series of transactions. As of October 31, 2008, the Acquiring Portfolio owned approximately 30.2% of the Acquired Portfolio. As of April 30, 2009, the Acquiring Portfolio owned approximately 16.6% of the Acquired Portfolio.


Series 21 - SunAmerica Focused Mid-Cap Growth Portfolio

During the period ended April 30, 2009, the SunAmerica
Focused Equity Strategy Portfolio, a series of the registrant (the "Acquiring Portfolio"), acquired shares of the SunAmerica Focused Mid-Cap Growth Portfolio, which is also a series of the registrant (the "Acquired
Portfolio"), through a series of transactions. As of October 31, 2008, the Acquiring Portfolio owned approximately 21.8% of the Acquired Portfolio. As of April 30, 2009, the Acquiring Portfolio owned approximately 55.6% of the Acquired Portfolio.